Exhibit 99.1

Apple Hospitality REIT Provides Update on 2020 Outlook Due to Evolving Impact of COVID-19

RICHMOND, Va. (March 13, 2020) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced that it has withdrawn its full year 2020 outlook provided on February 24, 2020, due to recent cancellations and corporate travel policy restrictions related to concerns surrounding the novel coronavirus (COVID-19). These developments have led to material declines in anticipated revenue for the Company for the month of March 2020 and into the second quarter of 2020.

“With growing concerns related to COVID-19, we have seen a meaningful rise in cancellations and a reduced pace of new reservations, and at this time, we believe we are unlikely to achieve our full year 2020 outlook,” said Justin Knight, President and Chief Executive Officer of Apple Hospitality. “With the rapidly evolving environment, our normal short booking window, and uncertainty regarding the duration of the COVID-19 outbreak, we do not expect to issue new guidance until operating fundamentals begin to stabilize. We are deeply committed to the overall health and safety of all hotel associates and guests and will continue to work closely with our management companies to ensure appropriate measures are in place as the situation evolves. We have successfully managed through other abrupt changes in demand during our twenty-year history in the lodging industry, and we will utilize that experience, as well as the outstanding leadership and expertise of our management companies, to share best practices across our portfolio and thoughtfully adapt operations to mitigate revenue declines and preserve operating margins. Given the size and geographic diversification of our portfolio of rooms-focused hotels, our strong balance sheet, and our prudent capital allocation strategy, we believe we are well positioned to navigate this challenge and enhance long-term value for our shareholders.”

The Company plans to provide more information during its first quarter earnings call based on details available at that time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 231 hotels with more than 29,500 guest rooms located in 87 markets throughout 34 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 124 Hilton-branded hotels, one Hyatt-branded hotel and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality, and its wholly-owned subsidiaries, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of infectious or contagious diseases in the U.S. such as COVID-19; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.